                                                                   EXHIBIT 10.13

                          MOVIE STAR, INC. ("COMPANY")
                     NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
              ADOPTED BY THE BOARD OF DIRECTORS ON DECEMBER 6, 2004

EFFECTIVE DATE.  The effective date of the plan is January 1, 2005.

NON-EMPLOYEE DIRECTORS. This plan applies solely to the non-employee directors of the Company. All references to "Director" herein refer solely to the non-employee directors.

ANNUAL STIPEND FOR DIRECTOR SERVICE. Each Director will receive an annual stipend of $20,000, payable quarterly in arrears.

COMPENSATION FOR BOARD AND COMMITTEE MEETINGS. Compensation for all board and committee meetings as set forth below will be payable quarterly in arrears.

o    COMPENSATION FOR BOARD OR COMMITTEE MEETINGS ATTENDED IN PERSON. Each
     Director will receive $2,000 per day for board or committee meetings attended in person, regardless of the number of meetings held that day.

o    COMPENSATION FOR BOARD OR COMMITTEE MEETINGS ATTENDED TELEPHONICALLY. Each
     Director will receive $1,000 per meeting for board or committee meetings attended telephonically, unless two or more teleconference call meetings are held back-to-back on the same call, in which case each Director will receive $1,000 for the entire call.

ELECTION TO BE PAID IN CASH OR STOCK. Payment of the annual stipend and meeting fees will be made, at the election of each Director, in cash and/or shares of the Company's common stock under the Company's 2000 Performance Equity Plan in such proportion as is determined by each Director. The election for each calendar year must be made in writing by January 10th of such calendar year. If a director elects to be paid in stock, either in full or in part, the number of shares of common stock to be issued will be determined by dividing the dollar amount of the stipend and meeting fees earned during the quarter (or a percentage thereof, if the Director elects to receive stock payment in part) by the last sale price of the Company's common stock on the last trading day of each calendar quarter in which the fees were earned.

TRAVEL AND RELATED EXPENSES. The Company will pay or reimburse each Director for all transportation, hotel and other expenses reasonably incurred by the Director in connection with attendance at board and committee meetings against itemized reports and receipts submitted with respect to any such expenses and approved in accordance with the Company's customary procedures.

STOCK OPTION GRANTS. On December 6, 2004, each Director will receive a one-time grant of immediately exercisable, ten-year, non-qualified options to purchase
12,000 shares of the Company's common stock under the Company's 2000 Performance
Equity Plan, at an exercise price equal to the last sale price of the Company's common stock on the date of grant.